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                                                        Exhibit 23-b


               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 33-51799) of Kansas City Power & Light Company, of our report dated February 1, 2000 relating to the financial statements which appear in Kansas City Power & Light Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



Kansas City, Missouri               /s/PricewaterhouseCoopers LLP
February 11, 2000                      PRICEWATERHOUSECOOPERS LLP